                                                                    EXHIBIT 10.2

                                LOAN AGREEMENT

This Agreement is made 10th day of August, 1990 between:  Sumitomo Heavy
                       ----        ------
Industries, Limited a corporation organized under the laws of Japan, having its principal office at 2-1, Ohtemachi 2-chome, Chiyoda-du, Tokyo, Japan (hereafter referred to as "the Lender") and Lumonics Inc., a corporation organized under the laws of the Province of Ontario, Canada, having its principal office at 105 Schneider Road, Kanata, Ontario, Canada (hereafter referred to as "the Borrower").

ARTICLE 1:  AMOUNT OF LOAN

The Lender agrees to lend to the Borrower, subject to the terms and conditions of this agreement, a principal amount of Japanese Yen 2,000,000,000 (Japanese Yen Two Billion only).

ARTICLE 2:  DISBURSEMENT

The Lender shall disburse the principal amount described in Article 1 in two drawdowns as per Annex A.

ARTICLE 3:  REPAYMENT

The Borrower shall repay the Loan to the Lender in the installments and on the dates specified in the amortization schedule set out in Annex B. If a due date falls on a bank holiday, repayment shall be made on the following banking day of the said holiday.

ARTICLE 4:  PREPAYMENT

Notwithstanding the stipulations mentioned above, if and when the Lender acknowledges that the Borrower has sufficient financial surplus to repay the outstanding loan made pursuant to this Agreement, the Borrower may accelerate the repayment of the principal and interest of the loan in accordance with a revised schedule of principal and interest payments mutually agreed upon between the Lender and the Borrower.

ARTICLE 5:  INTEREST

The interest rate for the Loan, payable in arrears, shall be 6.3% per annum. The first payment date is to be October 31st, 1990 and subsequent interest payments shall be due and payable semiannually.

The amount of interest is to be calculated on the basis of a 365 day year.

If an interest payment date falls on a bank holiday, the payment shall be made on the following banking day of the said holiday.

ARTICLE 6:  INDEMNITY

The Borrower shall pay interest as indemnity if it fails to perform any obligation by each due date. In such cases, the interest rate is to be 14% per annum of the amount which should have been paid to the Lender. The calculation of the interest is to be based on a 365 day year.

ARTICLE 7:  COLLATERAL

Should the Borrower submit any mortgage to a third party, the Borrower shall obtain the prior written approval of Lender.

ARTICLE 8:  APPLICABLE LAW

This loan agreement shall be governed by and construed in accordance with the laws of Japan.

ARTICLE 9:  OTHERS

This Agreement shall be based on the loan to be warranted to the Lender by the Export-Import Bank of Japan.

Payments of interest are to be made without the deduction of Canadian withholding taxes.

However, if the second loan disbursement of the Export-Import Bank of Japan is delayed from June 27, 1991, the Lender will raise a fund to cover the delayed period until the Export-Import Bank disbursement is made. If this happens, the Lender holds a right to adjust the lending rate to cover the funding cost.


For and on behalf of                         For and on behalf of
Lumonics Inc.                                Sumitomo Heavy Industries, Ltd.

  "C. Avery"                                      "F. Miyazaki"
----------                                      -------------
  C. Avery                                        F. Miyazaki

                                    ANNEX A

                               Drawdown Schedule

First drawdown          JPY      50,000,000   August 30th,   1990

Second drawdown         JPY   1,500,000,000    June 27th,    1991



                           Interest payment schedule

October          31,      1990                   April             30,      1996
April            30,      1991                   October           31,      1996
October          31,      1991                   April             30,      1997
April            30,      1992                   October           31,      1997
November          2,      1992                   April             30,      1998
April            30,      1993                   November           2,      1998
November          1,      1993                   April             30,      1999
May               2,      1994                   November           1,      1999
October          31,      1994                   May                1,      2000
May               1,      1995                   October           31,      2000
October          31,      1995

                                    ANNEX B



                             Amortization Schedule


Installment           Due Date                  Amount
   Number

     1.   April       30,   1996         JPY  200,000,000
     2.   October     31,   1996         JPY  200,000,000
     3.   April       30,   1997         JPY  200,000,000
     4.   October     31,   1997         JPY  200,000,000
     5.   April       30,   1998         JPY  200,000,000
     6.   November     2,   1998         JPY  200,000,000
     7.   April       30,   1999         JPY  200,000,000
     8.   November     1,   1999         JPY  200,000,000
     9.   May          1,   2000         JPY  200,000,000
    10.   October     31,   2000         JPY  200,000,000